April 21, 2015

EAGLE ROCK ANNOUNCES FIRST QUARTER 2015 CASH DISTRIBUTION AND EARNINGS RELEASE DATE

HOUSTON - Eagle Rock Energy Partners, L.P. (NASDAQ:EROC) (“Eagle Rock” or the “Partnership”) today declared that the Board of Directors approved a cash distribution for the quarter ended March 31, 2015 of $0.07 per common unit (including eligible restricted common units), equivalent to $0.28 per unit on an annualized basis.  The distribution will be paid on Friday, May 15, 2015 to unitholders of record as of the close of business on Friday, May 8, 2015, and represents no change from the distribution of $0.07 per common unit paid with respect to the fourth quarter of 2014.
First Quarter 2015 Earnings Release Date and Conference Call Information
The Partnership plans to report first quarter financial and operating results after market close on Wednesday, April 29, 2015. The first quarter 2015 earnings conference call will be held at 2:00 p.m. Eastern Time (1:00 p.m. Central Time) on Thursday, April 30, 2015.
Interested parties may listen to the earnings conference call live over the Internet or via telephone. To listen live over the Internet, participants are advised to log on to the Partnership's web site at www.eaglerockenergy.com and select the “Events & Presentations” sub-tab under the “Investor Relations” tab. To participate by telephone, the call in number is (877) 293-5457, conference ID 19487996. Participants are advised to dial into the call at least 15 minutes prior to the call. An audio replay of the conference call will also be available for thirty days by dialing (855) 859-2056, conference ID 19487996. In addition, a replay of the audio webcast will be available by accessing the Partnership's web site after the call is concluded.
About the Partnership

Eagle Rock is a growth-oriented master limited partnership engaged in (a) the exploitation, development, and production of oil and natural gas properties and (b) ancillary gathering, compressing, treating, processing and marketing services with respect to its production of natural gas, natural gas liquids, condensate and crude oil.

Contact:

Eagle Rock Energy Partners, L.P.

Bob Haines, 281-408-1303
Senior Vice President and Chief Financial Officer

Chad Knips, 281-408-1203
Director, Corporate Finance and Investor Relations

Forward-Looking Statements
This document may include "forward-looking statements." All statements, other than statements of historical facts, included in this document that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future, are forward-looking statements and speak only as of the date on which such statement is made. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These include, but are not limited to, risks related to volatility or declines (including sustained declines) in commodity prices; market demand for crude oil, natural gas and natural gas liquids; the effectiveness of the Partnership's hedging activities; the Partnership's ability to continue to obtain new sources of crude oil and natural gas supply; the availability of local, intrastate and interstate transportation systems and other facilities to transport crude oil, natural gas and natural gas liquids; competition in the oil and gas industry; the Partnership's ability to obtain credit and access the capital markets; general economic conditions; and the effects of government regulations and policies. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership's actual results and plans could differ materially from those implied or expressed by any forward-looking statements. The Partnership assumes no obligation to update any forward-looking statement as of any future date. For a detailed list of the Partnership's risk factors, please consult the Partnership's Form 10-K, filed with the Securities and Exchange Commission ("SEC") for the year ended December 31, 2014 and the Partnership's Forms 10-Q filed with the SEC for subsequent quarters as well as any other public filings, and press releases.
Qualified Notice to Nominees
This release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d).  Please note that 100 percent of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business.  Accordingly, all of the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not the Partnership, are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.